UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2023

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio			001-09518	34-0963169
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road,	Mayfield Village,	Ohio		44143
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 3, 2023, Jan E. Tighe notified the Board of Directors (the “Board”) of The Progressive Corporation (the “Company”) of her intention to not stand for re-election as a director at the Company’s upcoming annual meeting of shareholders. Vice Admiral Tighe will serve out her remaining term. Her decision to not stand for re-election was not the result of any disagreement with the Company.

Item 7.01 Regulation FD Disclosure.

On March 6, 2023, the Company issued a news release announcing that on March 3, 2023, the Board declared the Company’s quarterly common share dividend in the amount of ten cents ($0.10) per share, payable on April 14, 2023, to shareholders of record on April 6, 2023, and that the Company appointed itself as calculation agent for its Series B Fixed-to-Floating Rate Cumulative Perpetual Serial Preferred Shares. A copy of the news release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 3.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 7, 2023
THE PROGRESSIVE CORPORATION

		By:	/s/ Mariann Wojtkun Marshall
		Name:	Mariann Wojtkun Marshall
		Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
99	99	News release dated March 6, 2023, containing the announcement of the quarterly common share dividend and appointment of calculation agent for preferred shares.

104	104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).